UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 5, 2019

(Date of earliest event reported)

GS Mortgage Securities Trust 2016-GS4

(Central Index Key Number of issuing entity:  0001687955)
(Exact name of issuing entity)

Goldman Sachs Mortgage Company

(Central Index Key Number of sponsor:  0001541502)
(Exact name of sponsor as specified in its charter)

GS Mortgage Securities Corporation II

(Central Index Key Number of registrant:  0001004158)
(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

333-207677-03

(Commission File Number of issuing entity)

38-4014765
38-4014766
38-4014767
38-4014783
38-7170484

(IRS Employer Identification No.)

c/o Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD

(Address of principal executive offices)

21045

(Zip Code)

Registrant’s telephone number, including area code   (410) 884-2000

Not Applicable

              (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 - Asset-Backed Securities

Item 6.02. Change of Servicer or Trustee.

Effective November 5, 2019, pursuant to Section 7.01 of the Pooling and Servicing Agreement, dated as of May 1, 2016, relating to GS Mortgage Securities Trust 2016-GS2, out of which the Residence Inn and SpringHill Suites North Shore Mortgage Loan (2.1% of the initial principal balance of the mortgage pool) is being serviced, LNR Partners, LLC  (“LNR”), a Delaware limited liability company, has been appointed the general special servicer.  LNR replaces Torchlight Loan Services, LLC, which effective the same date was terminated as special servicer by the directing certificateholder for GS Mortgage Securities Trust 2016-GS2 pursuant to Section 7.01(d) of such pooling and servicing agreement. The principal executive offices of LNR are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS Mortgage Securities Corporation II
(Registrant)
Date: November 5, 2019
	By:	/s/ Leah Nivison
Name: Leah Nivison
Title: CEO